May 18, 2015

EAGLE ROCK ENERGY PARTNERS, L.P. TO PARTICIPATE IN THE 2015 NAPTP MLP CONFERENCE
HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Joseph A. Mills, Chairman of the Board and Chief Executive Officer and Chad A. Knips, Director of Corporate Finance and Investor Relations, will be attending the 2015 NAPTP MLP Conference in Orlando, FL from May 20-22. Mr. Mills and Mr. Knips will be presenting on Wednesday, May 20th and conducting investor meetings throughout the conference.
Accompanying presentation materials will be available the morning of Wednesday, May 20th on the Partnership's website at www.eaglerockenergy.com under the Investors tab.

About the Partnership

Eagle Rock is a growth-oriented master limited partnership engaged in (a) the exploitation, development, and production of oil and natural gas properties and (b) ancillary gathering, compressing, treating, processing and marketing services with respect to its production of natural gas, natural gas liquids, condensate and crude oil.

Contact:

Eagle Rock Energy Partners, L.P.

Bob Haines, 281-408-1303
Senior Vice President and Chief Financial Officer

Chad Knips, 281-408-1203
Director, Corporate Finance and Investor Relations